UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2024
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Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 13, 2024, Abacus Life, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each item voted on at the Annual Meeting are set forth below:
Proposal No. 1 - Director Election
The following nominees were re-elected to serve as Class I directors of the Company for a three-year term:

	FOR	WITHHELD	BROKER NON-VOTES
Adam Gusky	49,366,040	33,542	1,433,724
Sean McNealy	49,393,590	5,992	1,433,724
Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
50,807,332	200	25,774	N/A
Proposal No. 3 – Approval of the Abacus Life, Inc. Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan
The Company’s stockholders approved the Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
49,392,604	4,927	2,051	1,433,724

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: June 14, 2024	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer